Exhibit 5

601 Lexington Avenue New York, New York 10022

212-446-4800 www.kirkland.com	Facsimile: 212-446-4900

July 26, 2012

Bristol-Myers Squibb Company

345 Park Avenue

New York, New York 10154

Ladies and Gentlemen:

We are acting as special counsel to Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about July 26, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale, in one or more offerings from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) one or more series of unsecured senior debt securities of the Company (“Senior Debt Securities”), (ii) one or more series of unsecured subordinated debt securities of the Company (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities” ), (iii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), (iv) depositary shares of the Company representing fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), (v) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), and (vi) warrants to purchase Debt Securities, Common Stock or Preferred Stock of the Company (the “Warrants” and, together with the Debt Securities, the Preferred Stock, the Depositary Shares and the Common Stock, the “Securities”).

You have advised us that: (i) the Senior Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Debt Indenture”), dated as of June 1, 1993, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank (successor to The Chase Manhattan Bank (National Association))), as trustee (the “Senior Debt Trustee”); (ii) the Subordinated Debt Securities will be issued under an indenture, in a form filed as an exhibit to the Registration Statement (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), to be entered into between the Company and a trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”); (iii) the Depositary Shares will be issued under one or more deposit agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, to be entered into by and among the Company, and the other parties named therein (each, a “Deposit Agreement”); and (iv) the Warrants will be issued under one or more

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July 26, 2012

warrant agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”), to be entered into by and between the Company and a financial institution as the warrant agent (each, a “Warrant Agent”). The Indentures, each Deposit Agreement and each Warrant Agreement shall be referred to herein as a “Governing Document.” Each Trustee, Warrant Agent and counterparty to the Deposit Agreement shall be referred herein as a “Governing Document Counterparty”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company including the Board of Directors of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

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July 26, 2012

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Governing Document;

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Governing Documents;

(vi) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vii) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii) the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and

(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When, as and if (a) the terms of any particular series of Senior Debt Securities have been duly authorized and duly established in accordance with the Senior Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Senior Debt Securities (and any required amendment or supplement to the Senior Debt Indenture), and (c) the applicable Senior Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the Senior Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Senior Debt Trustee, such Senior Debt Securities (including any Senior Debt Securities duly executed and delivered (i) upon the exchange or conversion of Senior Debt Securities that are

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exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Senior Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When, as and if (a) the terms of any particular series of Subordinated Debt Securities have been duly authorized and duly established in accordance with the Subordinated Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, execution and delivery of such Subordinated Debt Securities (and any required amendment or supplement to the Subordinated Debt Indenture), and (c) the applicable Subordinated Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Subordinated Debt Trustee, such Subordinated Debt Securities (including any Subordinated Debt Securities duly executed and delivered (i) upon the exchange or conversion of Subordinated Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Subordinated Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company or a committee thereof and proper filing with the Secretary of State of the State of Delaware of a certificate of designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

4. When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary under the applicable Deposit

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Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

5. When the specific terms of any offering or offerings of Common Stock have been duly established by the Board of Directors of the Company or a committee thereof and in accordance with provisions of any applicable Purchase Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

6. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

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We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (viii) proxies, powers and trusts; (ix) restrictions upon non-written modifications and waivers; (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xi) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, and the General Corporation Law of the State of Delaware (solely with respect to the Company), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and

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circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, the internal law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP